UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
EVOLVING SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        The following letter was sent to the stockholders of Evolving Systems, Inc. in connection with the distribution of its 2005 annual report, filed with the Securities and Exchange Commission on Form 10-K.

To our Stockholders:

        2004 was a transforming year for Evolving Systems—the culmination of a three-year strategy designed to lay the foundation for a more diversified, profitable, growing company capable of generating steadily increasing stockholder value.

        We began the transformation in 2002 by restructuring the Company. In our first phase, we launched our solutions business model and our onshore/offshore development process, with the goal of restoring Evolving Systems to profitability. Next, we focused on refining the business processes and disciplines that would support our plans for accelerated growth. And in 2004 we focused almost exclusively on generating growth—in our product portfolio, global footprint and revenue base—through a combination of organic and acquisitive activity.

        We are pleased to report success in all aspects of our strategy. During a 12-month period beginning in November 2003, we acquired three complementary companies, adding products, revenue and talent to our organization. In the process, we transitioned from a company with one principal product line in a maturing U.S. market to a company with a broad set of products and related services, an expanded customer base and worldwide operations.

        Entering 2005, the Company is well positioned for top line growth and future earnings.

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  We have three major product lines—Service Activation, Numbering Solutions, and Mediation & Assurance.

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  We are a world leader in number portability and wireless activation solutions.

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  We have products and solutions installed in more than 55 carrier networks in 37 countries.

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  We have more than 260 dedicated and industry savvy employees in operations centers and sales offices in the US, Europe and the Far East.

        Looking ahead, we are focused on integrating our acquisitions very tightly into a single company focused on world-class software solutions for the communications industry. We believe our presence around the world, and our strong, diversified product portfolio offer us the opportunity to create sustainable value for our stakeholders and we are committed to that mission.

Sincerely,

Stephen K. Gartside, Jr.
President and Chief Executive Officer

        Evolving Systems has filed a definitive proxy statement with the Securities and Exchange Commission. Investors can obtain free copies of the proxy statement, as well as other filings containing information about Evolving Systems, without charge, at the SEC's Internet site (http://www.sec.gov). These documents may also be obtained for free from Evolving Systems by directing a request to Evolving Systems, Inc., Attn: Investor Relations, 9777 Mt. Pyramid Court, Suite 100, Englewood, Colorado, 80112, Phone (303) 802-1000. Investors are urged to read the definitive proxy statement and other materials when they become available because they contain important information. Evolving Systems, its directors and executive officers, other members of management and employees of Evolving Systems, as well as representatives of D.F. King & Co., Inc., may be deemed to be participants in the solicitation of proxies from Evolving Systems' stockholders. Information regarding Evolving Systems' directors and executive officers is available in Evolving Systems' proxy statement for its 2005 annual meeting of stockholders, filed on or about March 30, 2005, which may be obtained without charge at the SEC's Internet site (http://www.sec.gov).